UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2006

Apple Computer, Inc.

(Exact name of registrant as specified in its charter)

California	000-10030	94-2404110
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 996-1010

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 29, 2006, Apple Computer, Inc. (the “Company”) appointed Dr. Eric Schmidt to its Board of Directors (the “Board”).  A copy of the press release issued by the Company on August 29, 2006, announcing Dr. Schmidt’s appointment to the Board, is attached hereto as Exhibit 99.1.

There are no relationships or related transactions between Dr. Schmidt and the Company that would be required to be reported under Section 404(a) of Regulation S-K. Dr. Schmidt has been appointed to the Special Committee of the Board. In connection with his appointment, Dr. Schmidt has declined the automatic stock option grant to purchase 30,000 shares to which new directors are entitled under the Company’s 1997 Director Stock Option Plan, and instead intends to purchase 10,000 shares of the Company’s common stock on the open market.

In connection with the appointment, the Company entered into an indemnification agreement with Dr. Schmidt, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors, which was filed with the SEC as Exhibit 10.A.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 1997.

ITEM 5.03	AMENDMENTS TO ARTICLES OR INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 29, 2006, the Board approved and adopted an amendment to Article II, Section 2.2 of the Company’s By-Laws to increase the size of the Board from seven to eight members.

The text of the amended Article II, Section 2.2 of the Company’s By-Laws is set forth as Exhibit 3.1 to this Form 8-K, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
3.1	Amendment to By-Laws of Apple Computer, Inc. dated August 29, 2006.
99.1	Text of Press Release issued by Apple Computer, Inc. dated August 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2006

APPLE COMPUTER, INC.
(Registrant)

By:	/s/ Peter Oppenheimer
Name:	Peter Oppenheimer
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to By-Laws of Apple Computer, Inc. dated August 29, 2006.
99.1	Text of Press Release issued by Apple Computer, Inc. dated August 29, 2006.